CONFIDENTIAL TREATMENT The registrant is
                                requesting confidential treatment of Schedules A and B to this Exclusive Supply Agreement, in their entirety. The non-public information contained in Schedules A and B has been filed with the Securities and Exchange Commission.

                                  EXHIBIT 10.2
                           EXCLUSIVE SUPPLY AGREEMENT

      THIS AGREEMENT is made and entered into as of the 20th day of December, 2001, by and between Source Technologies, Inc., a North Carolina corporation with offices at 2910 Whitehall Park Drive, Charlotte, NC 28273 ("STI") and AccuPoll, Inc., a Delaware corporation with offices at 4440 Von Karman Avenue Suite 125, Newport Beach, CA 92660 ("API").

      WHEREAS, STI is engaged in the business of designing, developing, marketing, integrating, distributing and selling, inter alia, desktop digital laser printing technology, toner cartridges and integrated voting technology solutions; and

      WHEREAS, API desires to have specially manufactured for its exclusive use a version of STI's product described as follows: AccuPoll electronic voting hardware solution and toner cartridges (the "Products"); and

      WHEREAS, API desires to purchase Products exclusively from STI for resale and distribution in the Territory, and STI is willing to sell Products exclusively to API, all upon the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

      (a) Products shall mean the integrated AccuPoll hardware described more fully in the STI AccuPoll Specification set forth in Schedule A herein as amended, any subsequent specifications applicable to the Products (the "Specifications") and any improvements to such Products made during the term of this Agreement, which Products comprises a printer, touch screen, computer processing unit, integrated case, power supply and all related control software to be used in conjunction with the AccuPoll software.

      (b) Pre-Existing Intellectual Property shall mean all intellectual property worldwide including, but not limited to, all discoveries, inventions, designs, formulae, algorithms, processes, software, technical information, data, test results, apparatus and methods, whether or not patentable, and all patents, copyrights, trade marks, mask works, trade secrets, know-how and all other forms of intellectual property which are owned or controlled by either party prior to this Agreement, or contemporaneously with this Agreement but not arising from the performance of work under this Agreement.

      (c) Developed Intellectual Property" shall mean all intellectual property worldwide, including but not limited to, all discoveries, inventions, designs, formulae, algorithms, processes, software, technical information, data, test results, apparatus and methods, whether or not patentable, and all patents, copyrights, trade marks, mask works, trade secrets, know-how and all other forms of intellectual property conceived or first-reduced to practice or made during the performance of work under this Agreement.

      (d) Work performed by STI shall include the research and development pursuant to the Specifications for the development of the Products.

      (e) Field shall mean voting and elections systems worldwide.

2. Exclusivity.

      (a) Upon the terms and subject to the conditions contained herein, STI hereby agrees to manufacture and sell to API such quantities of Products pursuant to the specifications set forth in Schedule A to this Agreement (the "Specifications") as API shall require for use and resale solely in the Field.

      (b) API acknowledges and agrees that it shall acquire such Products exclusively from STI and that it will use and resell the Products solely in the Field. If STI is unable to produce and deliver on time the required quantity of Products, API may obtain Products from another supplier.

      (c) Nothing herein shall preclude STI from selling or otherwise providing printers or printer-based solutions with different specifications or customizations, to any other third party, government or businesses, including for use or sale in the Field.

3. Purchase of Products.

      (a) STI shall sell Products to API at the prices set forth on Schedule B, which may be amended from time to time at STI's sole discretion, upon sixty (60) days after written notice thereof is given to API.

      (b) The Product prices are exclusive of all taxes and all insurance, freight, transportation, portage and similar charges and expenses, each of which shall be the sole responsibility of API, and each of which will be added to STI's invoices as a separate charge to be paid by API.

      (c) All orders shall be placed by API in the form of a written purchase order.

      (d) All sales are final; except for warranty returns, no returns shall be allowed. Due to the exclusive nature of this Agreement and the unique specifications for the Products, API acknowledges that the Products are customized goods sold by STI are unique to API and its customers and could not be resold by STI. If API wrongfully rejects or revokes acceptance of such Products or any part of them, or fails to purchase Products for which it has caused manufacturing to be commenced or raw materials to be procured, STI shall invoice API, and may hold the goods and materials at API's risk and maintain an action for the price.

      (e) Lead time for purchases shall be set forth on Purchase Orders to be submitted by API as mutually agreed. To the extent practical, all Products shall be produced on a made-to-order basis; to meet other production schedules, however, STI may, but shall not be required to, build a finished goods inventory, in which case no storage charges shall apply (API may, however, specifically request manufacture and storage of larger quantities, which shall be charged in accordance with STI's then current storage formula; billing will be upon delivery into storage in such instance, unless STI and API elect a different alternative). API shall endeavor to provide forecasts of requirements, and of spikes or troughs in demand. STI shall rely upon API's forecasts in obtaining raw materials, and API shall compensate STI for all finished goods, dedicated raw materials or work in process manufactured or purchased as a result of such forecasts (not to exceed a one-month supply, unless API shall have forecast a larger amount), after 12 months have passed from manufacture of any goods or purchase of any raw materials.

4. Payment. Commercially reasonable Payment Terms for all Products will be set forth on Purchase Orders to be issued by API and will be not dissimilar to standard STI Payment Terms which are net 30 days cash upon receipt of invoice, F.O.B. shipping point, freight collect or freight prepaid and added to the invoice, unless otherwise agreed in a joint writing. Invoices not paid within 30 days of invoice date are subject to late fees at 1.5% per month or the highest rate allowed by law (if lower). Payments shall be tendered without deduction or offset.

5. Warranty.

      (a) STI has all rights necessary to sell, distribute and exploit the Products, and no other person has any interest therein or claims with regard thereto. The Products do not infringe on the rights of any third party, whether patent, trademark or copyright and no future sales of the Products by STI pursuant to the terms hereof shall infringe on any third party patents.

      (b) There are no claims, suits, actions or proceedings pending or, threatened against STI, or in connection with the Products which could adversely affect the transactions contemplated by this Agreement.

      (c) API shall have good title to all Products sold by STI to API; transfer and delivery of such goods to API shall be rightful and shall effectively convey title to such goods to API free and clear of all liens, claims, encumbrances and rights of third parties.

6. Limitation Of Liability. EXCEPT AS PROVIDED IN PARAGRAPH 6. BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER LEGAL THEORY, FOR LOST PROFITS OR REVENUES, LOSS OF USE OR SIMILAR ECONOMIC LOSS, OR LOSS OF GOODWILL, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SALE, DISTRIBUTION, DELIVERY, NONDELIVERY, CONDITION, USE, OWNERSHIP, POSSESSION, OPERATION, TRANSPORTATION, LOADING, UNLOADING OR RETURN OF THE PRODUCTS, OR FOR ANY CLAIM MADE AGAINST EITHER PARTY.

7. Indemnification.

      (a) STI agrees to indemnify and hold API harmless from and against any and all claims, demands, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees), irrespective of the theory upon which based (including, without limitation, negligence and strict liability), arising out of any breach of STI's warranties hereunder, including claims of infringement of patents, copyrights or other proprietary rights of third parties.

      (b) API agrees to indemnify and hold STI harmless from and against any and all claims, demands, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees), irrespective of the theory upon which based (including, without limitation, negligence and strict liability), arising out of any breach of API's warranties hereunder, including claims of infringement of patents, copyrights or other proprietary rights of third parties.

8. Confidentiality. The parties shall maintain and preserve during the Term of this Agreement and at all times thereafter the confidentiality of all information concerning the other, its business and Products. The parties agree that they will not, and will not permit any of their employees or agents to use or disclose to any third person any confidential information, except to the extent necessary to perform their obligations hereunder during the Term of this Agreement as provided herein. The provisions of this paragraph shall survive any expiration or termination of this Agreement.

9. Term. Unless sooner terminated as provided herein, this Agreement shall commence on the date hereof and shall continue for five years from the date of execution ("Initial Term"). Upon the expiration of such Initial Term, this Agreement shall be automatically renewed for successive one-year terms, unless sooner terminated as provided herein or unless either party gives the other party written notice of cancellation at least ninety (90) days prior to the expiration of the then current term. The Initial Term of this Agreement and any renewals is referred herein as the "Term."

10. Intellectual Property.

      (a) Each party's Pre-existing Intellectual Property shall remain the exclusive property of such party, and except for the license rights to use certain Pre-existing Intellectual Property expressly provided herein, neither party acquires any right, title or interest in the other party's Pre-existing Intellectual Property. Each party shall promptly notify the other of any actual or threatened misappropriation or infringement of the other party's Pre-existing Intellectual Property rights which comes to such party's attention.

      (b) During the Term of this Agreement, STI grants to API a non-exclusive, perpetual, royalty-free, paid up, world-wide license, under all of STI's Pre-existing Intellectual Property (as such STI Intellectual Property is included in the Products) and to any third party technology which has been incorporated into the Products, for the purpose of using, selling and distributing the Products within the Field.

      (c) During the Term of this Agreement, API grants STI a non-exclusive, non-transferable, perpetual, royalty-free, paid up, world-wide license to the API Intellectual Property (as such API Intellectual Property is included in the Products) for the sole purpose of using, selling and distributing the Products worldwide so at API's request and does not directly compete with API worldwide.

      (d) In view of the confidential relationship contemplated between STI and API, and provided that API makes payment in full to STI for all expenses reasonably and directly related to the Developed Intellectual Property, the parties hereby agree and represent that all right, title and interest in Developed Intellectual Property conceived or first reduced to practice or made during the performance of the work under this Agreement, including copyright renewal rights, are assigned and will be assigned to API, and such Developed Intellectual Property shall be and shall remain the exclusive property of API, whether or not patented or copyrighted, and without regard to any expiration or termination of this Agreement.

      (e) API grants to STI a non-exclusive, perpetual, royalty-free, paid-up, worldwide license to API's Developed Intellectual Property necessary to sell, lease or distribute the Products at API's request.

11. Miscellaneous.

      (a) Notices. All notices, requests, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered air mail (or the functional equivalent in any foreign country), return receipt requested, or by facsimile addressed to the intended recipient thereof at the address and facsimile number set out below (or to such other address or facsimile number as either party may from time to time duly notify the other). Any such notice, demand or communication shall be deemed to have been duly given immediately if given or made by confirmed facsimile, or three (3) days after mailing if given or made by letter. The addresses and facsimile numbers for the parties for purposes of this Agreement are:

      to API:                    Dennis Vadura
                                 President
                                 AccuPoll
                                 4440 Von Karman Avenue
                                 Suite 125
                                 Newport Beach, CA 92660
                                 949-200-4000 Direct Voice
                                 949-200-4005 Facsimile
      to STI:
                                 Miles Busby
                                 President
                                 Source Technologies, Inc.
                                 2910 Whitehall Park Drive
                                 Charlotte, NC 28273
                                 704-969-7502  Direct Voice
                                 704-969-7595  Facsimile

      (b) Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

      (c) Governing Law/Forum. Regardless of the place of contracting, place of performance or otherwise, this Agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina, without regard to conflicts of laws principles. If any controversy or claim between the parties arises under or relates to the transactions contemplated herein, only federal or state courts in North Carolina shall have jurisdiction to hear and decide such matter. STI hereby irrevocably
(a) submits to the exclusive jurisdiction of such courts, and (b) waives any and all jurisdictional defenses STI may have to the institution of any such action in any such court.

      (d) Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and they are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect.

      (e) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered thereby. This Agreement may not be modified or amended except by an instrument in writing signed by both parties.

      (f) Assignment. The obligations and benefits, rights and duties created by this Agreement are specific and personal and shall not be assigned or delegated by either party, except that the same shall be assigned in the event of a merger in which the assigning party is not the surviving entity, or a transfer or sale of all or substantially all of the assets or ownership interests of STI or of API or business to another entity that is not a direct competitor of the non-assigning party. If either party assigns this Agreement to a direct competitor of the other party by merger, operation of law or otherwise, the non-assigning party shall have the right to terminate this Agreement. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the day and year first written above.


Source Technologies, Inc.              AccuPoll, Inc.

By:  /s/ Miles Busby                   By:  /s/ Dennis Vadura
    -----------------------------          ------------------------------------

                                CONFIDENTIAL TREATMENT The redacted information from this Schedule A has been omitted based upon a request for confidential treatment.

                                   Schedule A
                             Product Specifications

            [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                CONFIDENTIAL TREATMENT The redacted information from this Schedule B has been omitted based upon a request for confidential treatment.

                                   Schedule B
                                     Prices

            [REDACTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT]